Avis Budget Group Reports First Quarter Results

PARSIPPANY, N.J., May 1, 2024 - Avis Budget Group, Inc. (NASDAQ: CAR) announced financial results for first quarter 2024 today.

We ended the quarter with revenues of $2.6 billion, driven by strong travel demand. Net loss was $113 million and our Adjusted EBITDA1 was $12 million.

Our liquidity position at the end of the quarter was approximately $0.7 billion, with an additional $3.8 billion of fleet funding capacity. We have well-laddered corporate debt, and after giving effect to our euro note repayment in April 2024, will have no meaningful maturities until 2027.

“The strong travel demand from last year continued into the first quarter with record volume in the Americas as well as improved pricing trends as the quarter progressed,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “We took the necessary actions to get our fleet size in-line by disposing a record number of vehicles in the quarter allowing us to exit March with utilization in-line with prior year. The steps we have taken in the first quarter set us up well to take advantage of the peak spring and summer travel seasons.”

Q1 HIGHLIGHTS

•Revenues were $2.6 billion with rental days up 5% compared to first quarter 2023.
•Adjusted EBITDA in the Americas was $44 million, driven by strong demand.
•Adjusted EBITDA loss in International was $15 million.
•In February 2024, we issued €600 million Senior Notes due February 2029 primarily to redeem our outstanding €350 million Senior Notes due January 2026.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our first quarter results on May 2, 2024, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991. A replay of the call will be available on our website and at (877) 660-6853 using conference code 13743680.

_________________________
[1]Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for the definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions, both through our Avis and Budget brands, which have approximately 10,250 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. We operate most of our car rental locations in North America, Europe and Australasia directly, and operate primarily through licensees in other parts of the world. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions or otherwise, shortages in semiconductors used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including future volatility in airline passenger traffic;

•a deterioration in economic conditions, resulting in a recession or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, pandemic diseases such as COVID-19, natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of a global pandemic such as COVID-19, inflation, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

•our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility;

•political, economic or commercial instability in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the assumptions and estimates that are used in our impairment testing for goodwill or intangible assets, which could result in a significant impairment of our goodwill or intangible assets; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” set forth in Part II, Item 7, in "Risk Factors," set forth in Part I, Item 1A, and in other portions of our 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024 (the “2023 Form 10-K”), as well as in similarly titled sections set forth in Part I, Item 2 and Part II, Item 1A of our subsequently filed quarterly reports, may cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional information concerning forward-looking statements and other important factors, refer to our 2023 Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	James Tomlinson, ABGPress@edelman.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023	% Change
Income Statement and Other Items
Revenues	$2,551	$2,557	—%
Income (loss) before income taxes	(142)	397	(136)%
Net income (loss)	(113)	312	(136)%
Earnings (loss) per share - diluted	(3.21)	7.72	(142)%

Adjusted EBITDA(a)	12	535	(98)%

	As of
	March 31, 2024	December 31, 2023
Balance Sheet Items
Cash and Cash Equivalents	$522	$555
Program cash and restricted cash	77	89
Vehicles, net	22,020	21,240
Debt under vehicle programs	19,190	18,937
Corporate debt	5,437	4,823
Stockholders' equity attributable to Avis Budget Group, Inc.	(515)	(349)

	Three Months Ended March 31,
	2024	2023	% Change
Segment Results

Revenues
Americas	$1,993	$2,016	(1)%
International	558	541	3%
Corporate and Other	—	—	n/m
Total Company	$2,551	$2,557	—%

Adjusted EBITDA(a)
Americas	$44	$516	(91)%
International	(15)	50	(130)%
Corporate and Other	(17)	(31)	45%
Total Company	$12	$535	(98)%

_______
n/m	Not meaningful.
(a)	Refer to Table 5 for the reconciliation of net income to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.

Table 2
Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$2,551	$2,557

Expenses
Operating	1,344	1,307
Vehicle depreciation and lease charges, net	636	265
Selling, general and administrative	325	324
Vehicle interest, net	239	133
Non-vehicle related depreciation and amortization	61	56
Interest expense related to corporate debt, net	83	73
Restructuring and other related charges	3	4
Transaction-related costs, net	1	—
Other (income) expense, net	1	(2)
Total expenses	2,693	2,160

Income (loss) before income taxes	(142)	397
Provision for (benefit from) income taxes	(29)	85
Net income (loss)	(113)	312
Less: net income attributable to non-controlling interests	1	—
Net income (loss) attributable to Avis Budget Group, Inc.	$(114)	$312

Earnings (loss) per share
Basic	$(3.21)	$7.88
Diluted	$(3.21)	$7.72

Weighted average shares outstanding
Basic	35.6	39.6
Diluted	35.6	40.4

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY (Unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Americas

Rental Days (000’s)	29,692	28,274	5%
Revenue per Day	$67.12	$71.30	(6)%
Revenue per Day, excluding exchange rate effects	$67.11	$71.30	(6)%
Average Rental Fleet	497,313	452,535	10%
Vehicle Utilization	65.6%	69.4%	(3.8) pps
Per-Unit Fleet Costs per Month	$326	$128	155%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$326	$128	155%

International

Rental Days (000’s)	10,360	9,962	4%
Revenue per Day	$53.86	$54.28	(1)%
Revenue per Day, excluding exchange rate effects	$53.88	$54.28	(1)%
Average Rental Fleet	170,071	168,298	1%
Vehicle Utilization	66.9%	65.8%	1.1 pps
Per-Unit Fleet Costs per Month	$292	$179	63%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$289	$179	61%

Total

Rental Days (000’s)	40,052	38,236	5%
Revenue per Day	$63.69	$66.87	(5)%
Revenue per Day, excluding exchange rate effects	$63.69	$66.87	(5)%
Average Rental Fleet	667,384	620,833	7%
Vehicle Utilization	65.9%	68.4%	(2.5) pps
Per-Unit Fleet Costs per Month	$318	$142	124%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$317	$142	123%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.

Table 4
Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW AND ADJUSTED FREE CASH FLOW (Unaudited)
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW	Three Months Ended March 31, 2024
Operating Activities
Net cash provided by operating activities	$589
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(53)
Net cash used in investing activities of vehicle programs	(1,465)
Net cash used in investing activities	(1,518)
Financing Activities
Net cash provided by financing activities exclusive of vehicle programs	615
Net cash provided by financing activities of vehicle programs	282
Net cash provided by financing activities	897
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(13)
Net change in cash and cash equivalents, program and restricted cash	(45)
Cash and cash equivalents, program and restricted cash, beginning of period	644
Cash and cash equivalents, program and restricted cash, end of period	$599

ADJUSTED FREE CASH FLOW (a)
Adjusted EBITDA (b)	$12
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(83)
Working capital and other	(3)
Capital expenditures (c)	(56)
Tax payments, net of refunds	(5)
Vehicle programs and related (d)	(504)
Adjusted Free Cash Flow (b)	$(639)
Borrowings, net of debt repayments	641
Repurchases of common stock	(15)
Change in program and restricted cash	(11)
Other receipts (payments), net	2
Foreign exchange effects, financing costs and other	(23)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(45)

_______
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(a)	This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be reconciliations of these non-GAAP measures, which are provided on Table 5.
(b)	Refer to Table 5 for the reconciliations of net income (loss) to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(c)	Includes $3 million of cloud computing implementation costs.
(d)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES (Unaudited)
(In millions)

	Three Months Ended March 31,
	2024	2023
Reconciliation of Net income (loss) to Adjusted EBITDA:

Net income (loss)	$(113)	$312
Provision for (benefit from) income taxes	(29)	85
Income (loss) before income taxes	(142)	397
Non-vehicle related depreciation and amortization	61	56
Interest expense related to corporate debt, net	83	73
Restructuring and other related charges	3	4
Transaction-related costs, net	1	—
Other (income) expense, net	1	(2)
Reported within operating expenses:
Cloud computing costs	10	7
Legal matters, net	(5)	—
Adjusted EBITDA	$12	$535

Reconciliation of Net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities	$589
Net cash used in investing activities of vehicle programs	(1,465)
Net cash provided by financing activities of vehicle programs	282
Capital expenditures	(53)
Proceeds received on sale of assets and nonmarketable equity securities	1
Acquisition and disposition-related payments	(2)
Change in program and restricted cash	11
Other receipts (payments), net	(2)
Adjusted Free Cash Flow	$(639)

_______
Refer to Appendix I for the definitions of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures. For the three months ended March 31, 2024 and 2023, Adjusted EBITDA includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $15 million, in each period.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS (Unaudited)
($ in millions, except as noted)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,993	$558	$2,551	$2,016	$541	$2,557
Currency exchange rate effects	—	—	—	—	—	—
Revenue excluding exchange rate effects	$1,993	$558	$2,551	$2,016	$541	$2,557
Rental days (000's)	29,692	10,360	40,052	28,274	9,962	38,236
RPD excluding exchange rate effects (in $'s)	$67.11	$53.88	$63.69	$71.30	$54.28	$66.87

Vehicle Utilization
Rental days (000's)	29,692	10,360	40,052	28,274	9,962	38,236
Average rental fleet	497,313	170,071	667,384	452,535	168,298	620,833
Number of days in period	91	91	91	90	90	90
Available rental days (000's)	45,255	15,477	60,732	40,728	15,147	55,875
Vehicle utilization	65.6%	66.9%	65.9%	69.4%	65.8%	68.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$487	$149	$636	$174	$90	$264
Currency exchange rate effects	—	(1)	(1)	—	—	—
Vehicle depreciation excluding exchange rate effects	$487	$148	$635	$174	$90	$264
Average rental fleet	497,313	170,071	667,384	452,535	168,298	620,833
Per-unit fleet costs (in $'s)	$979	$868	$951	$385	$537	$426
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$326	$289	$317	$128	$179	$142

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Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; any impairment charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; and income taxes.

We believe Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.